UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2025

Date of Report (Date of earliest event reported)

LIMINATUS PHARMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42626	93-2710748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Centerpointe Drive #625, La Palma, CA	90623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 273-5453

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIMN	The Nasdaq Stock Market LLC
Warrants	LIMNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 29, 2025, Liminatus Pharma, Inc. (the “Company”) received a notice from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC indicating that the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) due to the delay in filing its Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “Form 10-Q”).

On June 2, 2025, the Company filed the Form 10-Q with the U.S. Securities and Exchange Commission.

On June 3, 2025, the Company received a letter from the Staff stating that the Company had regained compliance with the Listing Rule and that the matter is now closed.

As required under Nasdaq Listing Rule 5810(b), on June 4, 2025, the Company issued a press release announcing its receipt of the non-compliance notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.7	Press Release, dated June 4, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2025

LIMINATUS PHARMA, INC.

	By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer